Exhibit 99.1

Procore Announces Appointment of Ajei Gopal as Chief Executive Officer

Transformative Technology Leader to Drive Procore’s Next Chapter of Growth and Innovation

Company Reaffirms Q3 and FY25 Financial Guidance

CARPINTERIA, Calif., September 22, 2025 — Procore Technologies, Inc. (NYSE: PCOR), the leading global provider of construction management software, today announced the appointment of Ajei Gopal as Chief Executive Officer Designate, and a member of the company’s Board of Directors. Gopal will succeed Procore’s Founder, President, and CEO Tooey Courtemanche following the public announcement of the company’s Q3 financial results, with an anticipated start date of November 10, 2025. Courtemanche will then transition out of operational responsibilities and focus on his role as Chair of the Board of Directors.

Gopal has over 35 years of proven experience leading global technology companies at scale, most recently serving as the President and CEO of Ansys, Inc. from 2017 to 2025. Under Gopal’s leadership, Ansys more than tripled its revenue, nearly quadrupled its market value, and became the global leader in engineering simulation–joining the ranks of the S&P 500 and NASDAQ 100, and earning international recognition as a top employer. Gopal’s tenure at Ansys culminated in leading the company through its $35 billion acquisition by Synopsys, Inc., after which he was appointed to Synopsys’s Board of Directors.

Prior to Ansys, Gopal held senior leadership positions at Hewlett-Packard, CA Technologies, and Symantec, served as an operating partner at Silver Lake, a leading private equity technology investment firm, and founded the start-up ReefEdge Networks. Together, these experiences have shaped him into a versatile leader who knows how to scale innovation, navigate complexity, and deliver lasting impact.

“Procore is one of the most transformative companies in the market today. Its award-winning platform and culture have cemented its status as the clear category leader, revolutionizing one of the world’s most essential yet least digitized industries,” said Gopal. “Like Tooey, I’m passionate about empowering people to build the physical world through digital innovation and am deeply inspired by the industry’s sense of purpose and Procore’s deep customer-centricity. Tooey has built a truly exceptional company, and I couldn’t be more honored that he and the Board have put their trust in me to lead Procore through its next phase of growth.”

“I am incredibly proud of what we’ve built at Procore over the past 25 years,” said Courtemanche. “It’s a testament to the dedication of our employees and the partnership of the industry that I love. We’ve found an exceptional leader in Ajei, who understands that Procore does more than build software—we’re a mission-driven platform empowering people to build the places that shape our world. Ajei’s experience leading a vertical software company to billions in revenue uniquely positions him to help us scale and capture the opportunity ahead. I am excited about what’s next and look forward to supporting Ajei in my role as Chair, where my commitment to our customers, the industry, and Procore’s success will remain as strong as ever.”

“On behalf of the Board of Directors, I am thrilled to welcome Ajei as Procore’s next CEO,” said Graham Smith, Lead Independent Director. “Ajei’s extensive experience and track record of driving efficient growth, innovation, and operational excellence at world-class technology organizations make him exceptionally well-suited to guide Procore into the future and continue to deliver value for all of our stakeholders. I also want to express our deepest gratitude to Tooey for his visionary leadership in building Procore from an idea into one of the most widely used construction management platforms in the world and transforming the way construction gets done.”

Procore reaffirms its third quarter fiscal 2025 and full-year fiscal 2025 guidance, as previously announced in its earnings release for its second quarter 2025 financial results on July 31, 2025.

About Procore

Procore Technologies, Inc. (NYSE: PCOR) is a leading technology partner for every stage of construction. Built for the industry, Procore’s unified technology platform drives efficiency and mitigates risk through AI & data-driven insights and decision making. Over three million projects have run on Procore across 150+ countries. For more information, visit https://www.procore.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about Procore, including its CEO succession plans, growth trajectory, ability to continue to deliver value for stakeholders, and outlook for the third quarter 2025 and the full fiscal year 2025, that involve substantial risks and uncertainties. All statements in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events, and may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would,” or the negative of these words, or other similar terms or expressions that concern Procore’s expectations, strategy, plans, or intentions.

Procore has based the forward-looking statements contained in this press release primarily on its current expectations and projections about future events and trends that Procore believes may affect its business, financial condition, and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors that could cause results to differ materially from Procore’s current expectations, including, but not limited to, its ability to effectively manage the CEO transition, its expectations regarding its financial performance (including revenues, expenses, and margins, and its ability to achieve or maintain future profitability), its ability to effectively manage its growth, anticipated performance, trends, growth rates, and challenges in its business and in the markets in which it operates or anticipates entering into, economic and industry trends (in particular, the rate of adoption of construction management software and digitization of the construction industry, inflation, interest rates, tariffs, and challenging geopolitical or macroeconomic conditions), its progress with respect to its go-to-market transition and its ability to realize the expected benefits of the transition, its ability to attract new customers and retain and increase sales to existing customers, its ability to expand internationally, the effects of increased competition in its markets and its ability to compete effectively, its estimated total addressable market, its ability to develop and integrate new products, platform capabilities, services, and features in an efficient and timely manner and get its customers and prospective customers to adopt such new products, platform capabilities, services, and features, and as set forth in Procore’s filings with the Securities and Exchange Commission, including in the section titled “Risk Factors” in its most recently filed Forms 10-K and 10-Q. You should not rely on Procore’s forward-looking statements. Procore assumes no obligation to update any forward-looking statements to reflect events or circumstances that exist or change after the date on which they were made, except as required by law.

Media Contact

press@procore.com

Investor Contact

ir@procore.com